CONTACTS:

Media Inquiries
Krista Sohm
(248) 435-7115
krista.sohm@meritor.com

Investor Inquiries
Carl Anderson
(248) 435-1588
carl.anderson@meritor.com

Meritor Reports First-Quarter Fiscal Year 2017 Results

TROY, Mich. (Feb. 1, 2017) - Meritor, Inc. (NYSE: MTOR) today reported financial results for its first fiscal quarter ended Dec. 31, 2016.

First-Quarter Highlights

•	Sales of $699 million.

•	Net income attributable to the company and net income from continuing operations attributable to the company of $15 million each.

•	Diluted earnings per share from continuing operations of $0.17.

•	Adjusted income from continuing operations attributable to the company of $22 million, or $0.25 per adjusted diluted share.

•	Adjusted EBITDA of $64 million and Adjusted EBITDA margin of 9.2 percent.

First-Quarter Results
For the first quarter of fiscal year 2017, Meritor posted sales of $699 million, down $110 million, or approximately 14 percent, from the same period last year. The decrease in sales was driven primarily by lower production in the North America Class 8 truck market.
Net income attributable to the company was $15 million, or $0.17 per diluted share, compared to $26 million, or $0.28 per diluted share, in the same period last year. Net income from continuing operations attributable to the company was $15 million, or $0.17 per diluted share, compared to $28 million, or $0.30 per diluted share, in the same quarter last year. Lower net income year over year was driven primarily by lower revenue.
Adjusted income from continuing operations attributable to the company in the first quarter of fiscal year 2017 was $22 million, or $0.25 per adjusted diluted share, compared to $31 million, or $0.33 per adjusted diluted share, in the same period last year.
Adjusted EBITDA was $64 million, compared to $76 million in the first quarter of fiscal year 2016. Adjusted EBITDA margin for the first quarter of fiscal year 2017 was 9.2 percent, compared to 9.4 percent in the same period last year. Revenue declines which impacted Adjusted EBITDA and EBITDA margin were partially offset by material, labor and burden performance.
Cash flow used for operating activities in the first quarter of fiscal year 2017 was $14 million compared to $5 million in the same period a year ago. In the prior year, the company received $17 million in cash from an insurance settlement related to asbestos liabilities. Free cash flow used was $31 million compared to $27 million in the same period last year.

First-Quarter Segment Results
Commercial Truck & Industrial sales for the first quarter of fiscal year 2017 were $539 million, down $94 million compared to the same period last year. The decrease in sales was primarily driven by lower Class 8 truck sales in North America.
Segment EBITDA for the Commercial Truck & Industrial segment was $42 million for the quarter, down $10 million from the first quarter of fiscal year 2016. Segment EBITDA margin was 7.8 percent, down from 8.2 percent in the same period last year. The decrease in segment EBITDA margin was driven primarily by lower sales in North America, partially offset by material, labor and burden performance.
The Aftermarket & Trailer segment posted sales of $184 million, down $19 million from the same period a year ago. The decrease in sales was primarily due to lower volumes across the segment.
Segment EBITDA for Aftermarket & Trailer was $22 million for the quarter, up $2 million from the first quarter of fiscal year 2016. Segment EBITDA margin increased to 12.0 percent, compared to 9.9 percent in the same period last year. The increase in margin was driven primarily by material, labor and burden performance. In addition, the company incurred costs in the prior year’s first quarter associated with the launch of a new warehouse system.

Outlook for Fiscal Year 2017
The company’s guidance for fiscal year 2017 is unchanged from the prior quarter:

•	Revenue to be in the range of $3.0 billion to $3.1 billion.

•
Net income attributable to the company and net income from continuing operations attributable to the company to be in the range of $80 million to $85 million (diluted earnings per share of $0.90 to $0.95).

•	Adjusted EBITDA margin to be in the range of 9.6 percent to 10.0 percent.

•	Adjusted diluted earnings per share from continuing operations to be in the range of $1.25 to $1.40.

•	Operating cash flow to be in the range of $140 million to $160 million.

•	Free cash flow to be in the range of $50 million to $70 million.
“We remain on track to deliver financial results in fiscal year 2017 consistent with our prior guidance. As we look beyond 2017, we are fully aligned to our M2019 plan with significant attention on growing our top line,” said Jay Craig, CEO and president. “As our growth initiatives gain traction and truck volumes rebound in the global markets, we will be well-positioned to achieve our three-year financial objectives.”

First-Quarter Fiscal Year 2017 Conference Call
Meritor will host a conference call and webcast to discuss the company's first-quarter results for fiscal year 2017 on Wednesday, Feb. 1 at 10 a.m. ET.
To participate, call (844) 412-1003 at least 10 minutes prior to the start of the call. Investors can also listen to the conference call in real time or access a recording of the call for seven days after the event by visiting the investors page on meritor.com.
A replay of the call will be available starting at 1 p.m. ET on Feb. 1, until 11:59 p.m. ET on Feb. 8 by calling (855) 859-2056 (within the United States) or (404) 537-3406 for international calls. Please refer to replay passcode 49699724. To access the listen-only audio webcast, visit meritor.com and select the webcast link from the home page or the investors page.
The company's first-quarter results for fiscal year 2017 will be released prior to the conference call and webcast on Feb. 1. The release will be distributed through PR Newswire and posted on meritor.com.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of approximately 8,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 18 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR.

Forward-Looking Statement
This release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, following the United Kingdom’s decision to exit the European Union or in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension and other postemployment benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental, asbestos-related or other matters; possible changes in accounting rules; ineffective internal controls; and other substantial costs, risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. See also the following portions of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as amended: Item 1.Business, “Customers; Sales and Marketing”; “Competition”; “Raw Materials and Supplies”; “Employees”; “Environmental Matters”; “International Operations”; and “Seasonality; Cyclicality”; Item 1A.Risk Factors; Item 3.Legal Proceedings; and Item 7.Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters generally end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

Non-GAAP Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) we have provided information regarding non-GAAP financial measures. These non-GAAP financial measures include Adjusted income (loss) from continuing operations attributable to the company, Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow.
Adjusted income (loss) from continuing operations attributable to the company and Adjusted diluted earnings (loss) per share from continuing operations are defined as reported income or loss from continuing operations and reported diluted earnings (loss) per share from continuing operations before restructuring expenses, asset impairment charges, non-cash tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards, and other special items as determined by management. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by consolidated sales from continuing operations. Free cash flow is defined as cash flows provided by (used for) operating activities less capital expenditures.
Management believes these non-GAAP financial measures are useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, management believes that Adjusted EBITDA, Adjusted EBITDA margin and Adjusted diluted earnings (loss) per share from continuing operations are meaningful measures of performance as they are commonly utilized by management and the investment community to analyze financial performance in our industry. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. Management believes that Free cash flow is useful in analyzing our ability to service and repay debt and return value directly to shareholders.
    Adjusted income (loss) from continuing operations attributable to the company, Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our financial performance. Free cash flow should not be considered a substitute for cash provided by (used for) operating activities, or other cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, this non-GAAP cash flow measure does not reflect cash used to repay debt or cash received from the divestitures of businesses or sales of other assets and thus do not reflect funds available for investment or other discretionary uses.
These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following pages are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Segment EBITDA and EBITDA Margins
Segment EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expense and asset impairment charges. We use Segment EBITDA as the primary basis for the Chief Operating Decision Maker to evaluate the performance of each of our reportable segments. Segment EBITDA margin is defined as Segment EBITDA divided by consolidated sales from continuing operations.

MERITOR, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,
	2016	2015
Sales	$699	$809
Cost of sales	(610)	(705)
GROSS MARGIN	89	104
Selling, general and administrative	(53)	(56)
Restructuring costs	—	(1)
Other operating expense, net	(3)	—
OPERATING INCOME	33	47
Other income, net	—	1
Equity in earnings of affiliates	10	10
Interest expense, net	(21)	(22)
INCOME BEFORE INCOME TAXES	22	36
Provision for income taxes	(6)	(7)
INCOME FROM CONTINUING OPERATIONS	16	29
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	(2)
NET INCOME	16	27
Less: Net income attributable to noncontrolling interests	(1)	(1)
NET INCOME ATTRIBUTABLE TO MERITOR, INC.	$15	$26

NET INCOME ATTRIBUTABLE TO MERITOR, INC.
Net income from continuing operations	$15	$28
Loss from discontinued operations	—	(2)
Net income	$15	$26

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.17	$0.30
Discontinued operations	—	(0.02)
Diluted earnings per share	$0.17	$0.28

Diluted average common shares outstanding	88.5	94.3

MERITOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2016	September 30, 2016
ASSETS:
Cash and cash equivalents (1)	$125	$160
Receivables, trade and other, net (1)	332	396
Inventories (1)	334	316
Other current assets	40	33
TOTAL CURRENT ASSETS	831	905
Net property (1)	423	439
Goodwill (1)	383	390
Other assets	757	760
TOTAL ASSETS	$2,394	$2,494

LIABILITIES AND EQUITY (DEFICIT):
Short-term debt	$11	$14
Accounts and notes payable (1)	430	475
Other current liabilities	236	268
TOTAL CURRENT LIABILITIES	677	757
Long-term debt	983	982
Retirement benefits	691	703
Other liabilities	228	238
Total deficit attributable to Meritor, Inc.	(209)	(211)
Noncontrolling interests (1)	24	25
TOTAL DEFICIT	(185)	(186)
TOTAL LIABILITIES AND DEFICIT	$2,394	$2,494

(1) As of December 31, 2016, Assets and Liabilities held for sale were: (i) $2 million Cash and cash equivalents; (ii) $6 million Receivables, trade and other, net; (iii) $1 million Inventories; (iv) $1 million Goodwill; (v) $5 million Accounts and notes payable; and (vi) $2 million Noncontrolling interests. As of September 30, 2016, Assets and Liabilities held for sale were: (i) $1 million Cash and cash equivalents; (ii) $8 million Receivables, trade and other, net; (iii) $1 million Inventories; (iv) $3 million Net property; (v) $5 million Accounts and notes payable; and (vi) $3 million Noncontrolling interests.

MERITOR, INC.
ADJUSTED EBITDA-RECONCILIATION
Non-GAAP
AND
CONSOLIDATED BUSINESS SEGMENT INFORMATION
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2016	2015
Net income attributable to Meritor, Inc.	$15	$26
Loss from discontinued operations, net of tax, attributable to Meritor, Inc.	—	2
Income from continuing operations, net of tax, attributable to Meritor, Inc.	15	28
Interest expense, net	21	22
Provision for income taxes	6	7
Depreciation and amortization	17	15
Noncontrolling interests	1	1
Loss on sale of receivables	1	2
Restructuring costs	—	1
Asset impairment charges	3	—
Adjusted EBITDA	$64	$76

Sales:
Commercial Truck & Industrial	$539	$633
Aftermarket & Trailer	184	203
Intersegment Sales	(24)	(27)
Total sales	$699	$809
Segment EBITDA:
Commercial Truck & Industrial	$42	$52
Aftermarket & Trailer	22	20
Segment EBITDA	64	72
Unallocated legacy and corporate costs, net	—	4
Adjusted EBITDA	64	76

Adjusted EBITDA Margin (1)	9.2%	9.4%
(1) Adjusted EBITDA Margin equals Adjusted EBITDA divided by consolidated sales from continuing operations.

MERITOR, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended December 31,
	2016	2015
OPERATING ACTIVITIES
Income from continuing operations	$16	$29
Adjustments to income from continuing operations to arrive at cash used for operating activities:
Depreciation and amortization	17	15
Deferred income tax expense	4	1
Restructuring costs	—	1
Equity in earnings of affiliates	(10)	(10)
Asset impairment charges	3	—
Pension and retiree medical expense	4	5
Other adjustments to income from continuing operations	4	(1)
Dividends received from equity method investments	5	8
Pension and retiree medical contributions	(10)	(13)
Restructuring payments	(3)	(2)
Changes in off-balance sheet accounts receivable factoring	39	48
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, foreign currency adjustments and discontinued operations	(84)	(88)
Operating cash flows used for continuing operations	(15)	(7)
Operating cash flows provided by discontinued operations	1	2
CASH USED FOR OPERATING ACTIVITIES	(14)	(5)
INVESTING ACTIVITIES
Capital expenditures	(17)	(22)
Other investing activities	—	1
Net investing cash flows provided by discontinued operations	2	3
CASH USED FOR INVESTING ACTIVITIES	(15)	(18)
FINANCING ACTIVITIES
Other financing activities	(4)	1
Repurchase of common stock	—	(43)
CASH USED FOR FINANCING ACTIVITIES	(4)	(42)
EFFECT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(2)	—
CHANGE IN CASH AND CASH EQUIVALENTS	(35)	(65)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	160	193
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$125	$128

MERITOR, INC.
ADJUSTED INCOME AND EARNINGS PER SHARE — RECONCILIATION
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2016	2015
Income from continuing operations attributable to Meritor, Inc.	$15	$28
Adjustments:
Restructuring costs	—	1
Asset impairment charges, net of noncontrolling interests	2	—
Non-cash tax expense (1)	5	2
Adjusted income from continuing operations attributable to Meritor, Inc.	$22	$31

Diluted earnings per share from continuing operations	$0.17	$0.30
Impact of adjustments on diluted earnings per share	0.08	0.03
Adjusted diluted earnings per share from continuing operations	$0.25	$0.33

Diluted average common shares outstanding	88.5	94.3
(1) Represents tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards.

MERITOR, INC.
FREE CASH FLOW — RECONCILIATION
Non-GAAP
(Unaudited, in millions)

	Three Months Ended December 31,
	2016	2015
Cash used for operating activities	$(14)	$(5)
Capital expenditures	(17)	(22)
Free cash flow	$(31)	$(27)

MERITOR, INC.
OUTLOOK FOR FISCAL YEAR 2017— RECONCILIATIONS
Non-GAAP
(Unaudited)
(in millions, except per share amounts)

Fiscal Year
2017 Outlook(1)
Net income attributable to Meritor, Inc.	$80-85
Loss from Discontinued Operations, net of tax, attributable to Meritor, Inc.	—
Income from Continuing Operations, net of tax, attributable to Meritor, Inc.	$80-85
Interest expense, net	~80
Provision for income taxes	50-60
Depreciation and amortization	65-70
Restructuring	~5
Other (noncontrolling interests, loss on sale of receivables, etc.)	~10
Adjusted EBITDA	$290-310

Sales	$3,000-3,100

Adjusted EBITDA Margin (2)	9.6%-10.0%

Diluted earnings per share from continuing operations	$0.90-0.95
Adjustments:
Restructuring costs	~$0.05
Non-cash tax expense (3)	0.30-0.40
Adjusted diluted earnings per share from continuing operations	$1.25-1.40

Diluted average common shares outstanding	~89

Cash provided by operating activities	$140-$160
Capital expenditures	~($90)
Free cash flow	$50-$70
(1) Amounts are approximate.
(2) Adjusted EBITDA Margin equals Adjusted EBITDA divided by consolidated sales from continuing operations.
(3) Represents tax expense related to the use of deferred tax assets in jurisdictions with net operating loss carry forwards.

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